Exhibit 10(t)

                                                                  EXECUTION COPY

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                              INVACARE CORPORATION




                       -----------------------------------

                                 FIRST AMENDMENT
                           Dated as of October 1, 2003



                                       to



                            NOTE PURCHASE AGREEMENTS
                       Each dated as of February 27, 1998

                       -----------------------------------





       Re: $80,000,000 6.71% Series A Senior Notes, Due February 27, 2008
           $20,000,000 6.60% Series B Senior Notes Due February 27, 2005






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                   FIRST AMENDMENT TO NOTE PURCHASE AGREEMENTS

         THIS FIRST AMENDMENT dated as of October 1, 2003 (the or this "First Amendment") to the Note Purchase Agreements each dated as of February 27, 1998 is between INVACARE CORPORATION, an Ohio corporation (the "Company"), and each of the institutions which is a signatory to this First Amendment (collectively, the "Noteholders").


                                    RECITALS:

          A. The Company and each of the Noteholders have heretofore entered into separate and several Note Purchase Agreements each dated as of February 27, 1998 (collectively, the "Existing Note Agreements," and, as amended hereby, the "Note Agreements"). The Company has heretofore issued (i) the $80,000,000 6.71% Series A Senior Notes Due February 27, 2008 (the "Series A Notes") and (ii) the $20,000,000 6.60% Series B Senior Notes Due February 27, 2005 (the "Series B Notes," and together with the Series A Notes, the "Notes"), in each case dated February 27, 1998 pursuant to the Existing Note Agreements. The Noteholders are the holders of 100% of the outstanding principal amount of the Notes.

          B. The Company and the Noteholders now desire to amend the Existing Note Agreements in the respects, but only in the respects, hereinafter set forth.

          C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Existing Note Agreements unless herein defined or the context shall otherwise require.

          D. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

         NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in ss.3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENTS.

         Section 1.1. Amendment to Section 11.3. Section 11.3 of the Existing Note Agreements shall be and is hereby amended in its entirety to read as follows:

                           "Section 11.3. Maximum Amount of Consolidated Debt.
                  The Company will not at any time permit the ratio of Consolidated Debt to Consolidated Operating Cash Flow to exceed 3.50 to 1.00 for the immediately preceding four fiscal quarter period taken as a single accounting period ending on the date of calculation."

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         Section 1.4. Amendment to Defined Terms. The following defined terms as set forth in Schedule B to the Existing Note Agreements shall be and are hereby amended in their entirety to read as follows:

                           "Consolidated Net Earnings" means, with respect to
                  any period, the net income (or loss) of the Company and its Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP, excluding (to the extent included in calculating Consolidated Net Earnings): (i) extraordinary and unusual and non-recurring gains and losses and (ii) any equity interest of the Company or any Subsidiary of any Person that is not a Subsidiary.

         Section 1.5. New Defined Terms. The following defined terms shall be added as new definitions in alphabetical order to Schedule B to the Existing Note Agreements:

                           "Consolidated Operating Cash Flow" means Consolidated
                  Net Earnings for the previous four quarters plus (to the extent deducted to calculate Consolidated Net Earnings):

                                    (a) provisions for federal, state and local
                           income taxes;

                                    (b) Interest Expense; and

                                    (c) depreciation and amortization, all in
                           accordance with GAAP;

                           provided that, in the event any Person (or the assets
                  thereof) is acquired or divested by the Company or any Subsidiary (whether by merger, consolidation, asset or stock acquisition or otherwise) at any time during the period of calculation, such acquisition or divestiture shall be deemed to have been made on the first day of such calculation period.

                           "Interest Expense" means, for any period, the
                  interest expense of the Company and its Subsidiaries (including imputed interest in respect of Capital Leases), in respect of all Consolidated Debt, and all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Earnings for such period determined on a consolidated basis in accordance with GAAP.

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SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Section 2.1. To induce the Noteholders to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Company represents and warrants to the Noteholders that:

                   (a) this First Amendment has been duly authorized, executed and delivered by it and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                   (b) the Existing Note Agreements, as amended by this First Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                   (c) the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Five Year Credit Agreement dated October 17, 2001 or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this ss. 2.1(c);

                   (d) as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing; and

                   (e) all the representations and warranties contained in
         Section 5 of the Existing Note Agreements are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

         Section 3.1. This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

                   (a) executed counterparts of this First Amendment, duly executed by the Company and the holders of at least 100% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

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                   (b) the representations and warranties of the Company set
         forth in ss. 2 hereof are true and correct on and with respect to the date hereof.

Upon receipt of all of the foregoing, this First Amendment shall become effective.

SECTION 4. PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND EXPENSES.

         Section 4.1. The Company agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler LLP, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

SECTION 5. MISCELLANEOUS.

         Section 5.1. This First Amendment shall be construed in connection with and as part of each of the Existing Note Agreements, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Existing Note Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

         Section 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Agreements without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

         Section 5.3. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 5.4. This First Amendment shall be construed and expressed in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

         Section 5.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                                       INVACARE CORPORATION



                                       By  /s/ Gregory C. Thompson
                                           ________________________________
                                           Its Senior Vice President and CFO


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The foregoing is hereby agreed to as of the date thereof.


UNITED SERVICES AUTOMOBILE ASSOCIATION


By      *
        ________________________________
Its


MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:  David L. Babson & Company Inc. as Investment Adviser

By      /s/ Mark A. Ahmed
        ________________________________
Its     Managing Director


J. ROMEO & CO. (as nominee for MONY Life Insurance Company)

By      /s/ Raymond Duffy
        ________________________________
Its     Partner


J. ROMEO & CO. (as nominee for MONY Life Insurance Company of America)

By      /s/ Raymond Duffy
        ________________________________
Its     Partner


HARE & CO. (as nominee for MONY Life Insurance Company)

By      /s/ Raymond Duffy
        ________________________________
Its     Authorized IM Representative


PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

By      *
        ________________________________
Its


By      *
        ________________________________
Its


GENERAL ELECTRIC CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK

By      *
        ________________________________
Its


THE LIFE INSURANCE COMPANY OF VIRGINIA

By      *
        ________________________________
Its


THE BALTIMORE LIFE INSURANCE COMPANY

By      /s/ Matthew J. Minnetian
        ________________________________
Its     Portfolio Manager


NATIONWIDE LIFE INSURANCE COMPANY

By      /s/ Joseph P. Young
        ________________________________
Its     Authorized Signatory

RELIASTAR LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
By:  ING Investment Management LLC, as Agent

By      /s/ Peter F. Komarek
        ________________________________
Its     Vice President

* Amendment approved by holders of more than 50% of principal outstanding, thus not all signatures obtained.